SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 5, 2007

ProAssurance Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-16533	63-1261433
(State of Incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

100 Brookwood Place, Birmingham, Alabama	35209
(Address of Principal Executive Office )	(Zip code)

Registrant’s telephone number, including area code:     (205)  877-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17CFR 240.13e-(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 5, 2007 our Board of Directors elected Drayton Nabers, Jr. to serve on the Board for a term expiring at the 2010 Annual Meeting of Shareholders. Mr. Nabers previously served on our Board until he resigned in 2002 to enter state government in 2003. We intend to ask our shareholders to ratify the Board’s election of Mr. Nabers at the 2008 Annual Meeting. The Board has determined that Mr. Nabers is an independent director under the rules of the Securities and Exchange Commission and the New York Stock Exchange.

Mr. Nabers served as Chief Justice of the Alabama Supreme Court from June, 2004 through January, 2007. Prior to his appointment as Chief Justice, he served as the Finance Director for the State of Alabama, the position he assumed upon his resignation from our Board. Since leaving state government Mr. Nabers has re-joined the Board of Directors of Alabama National BanCorporation and has been elected as a Director of Infinity Property and Casualty Corporation. He has also become a shareholder in the law firm of Maynard, Cooper & Gale, P.C.

Mr. Nabers was the Chief Executive Officer of Protective Life Corporation from 1992 through 2001, and served as Protective Life’s President and Chief Operating Officer in the ten years prior to becoming its CEO. He is a former Director of Protective Life and Energen, an Alabama-based energy exploration and natural gas utility company.

Additionally, our Chief Accounting Officer and Treasurer, Mr. James J. Morello has told the Company he intends to resign from his executive position on June 30, 2008. Our Chief Financial Officer, Mr. Edward L. Rand, Jr., will assume the additional duties of Chief Accounting Officer at that time. Mr. Morello will remain employed for a period of time in a non-executive capacity.

ITEM 7.01	REGULATION FD DISCLOSURE

We are providing six slides which provide information regarding our investment holdings as of September 30, 2007. These slides expand on and update information previously provided in a Current Report on Form 8K filed on September 6, 2007.

On October 15, 2007 we filed a Current Report on Form 8K reporting our decision to redeem the outstanding debentures of our subsidiary, NCRIC Corporation (formerly NCRIC Group, Inc.) In this Current Report on Form 8K we are reporting that the redemption was initiated by the Trustee on December 4, 2007 using $15.8 million of our outstanding authorization to repurchase shares or debt securities.

ITEM 8.01	OTHER EVENTS

At its December 5, 2007 meeting the Board determined that the following Directors are independent: Lucian F. Bloodworth, Robert E. Flowers, William J. Listwan, John J. McMahon, Jr., Drayton Nabers, Jr., John P. North, Jr., Ann F. Putallaz, William H. Woodhams and Wilfred W. Yeargan. We filed a Current Report on Form 8K on January 4, 2007 in which we reported that our Board had determined that Robert E, Flowers, M.D. could no longer be considered an independent director. The circumstances surrounding that determination have changed and as a result, the Board determined Dr. Flowers is an independent director under the rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

99.1	News Release issued December 5, 2007 reporting the election of Drayton Nabers, Jr. to our Board.

99.2	Supplemental financial disclosure slides.

The information we are furnishing under Item 7.01, and the the exhbit we are furnishing as Exhibit 99.1 under Item 9.01, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) as amended, or otherwise subject to the liability of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE
Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 6, 2007

PROASSURANCE CORPORATION

By:	/s/ Frank B. O’Neil
Frank B. O’Neil
Senior Vice President

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